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                                                                  Exhibit 99

                   WINTHROP PARTNERS 79 LIMITED PARTNERSHIP
                          FORM 10-QSB MARCH 31, 1997

Supplementary Information Required Pursuant to Section 9.4 of the Partnership Agreement

    1. Statement of Cash Available for Distribution for the three months ended March 31, 1997:

         Net income                                                $   224,000
         Add:  Depreciation and amortization charges to income
               not affecting cash available for distribution            25,000
               Minimum lease payments received, net of interest
               income earned, on leases accounted for under the
               financing method                                         73,000

         Less: Mortgage principal payments                             (67,000)
               Other non-cash income                                    (3,000)
               Cash to Reserves                                        (71,000)
                                                                    ----------

               Cash Available for Distribution                      $  181,000
                                                                    ==========
               Distributions allocated to General Partners          $       -
                                                                    ==========
               Distributions allocated to Limited Partners          $  181,000
                                                                    ==========

    2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended March 31, 1997:

        Entity Receiving               Form of
         Compensation                Compensation                  Amount
       -------------------      ------------------------         -----------
       Winthrop
       Management                Property Management Fees          $ 6,000

       WFC Realty Co., Inc.
       (Initial Limited Partner) Interest in Cash Available
                                     for Distribution              $    90



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